EXHIBIT 99.1

United Fire Group, Inc. appoints Michael W. Phillips to its Board of Directors and names Ed Sullivan vice president
CEDAR RAPIDS, IOWA-February 28, 2012- United Fire Group, Inc. (Nasdaq:UFCS) today announced that its Board of Directors appointed Michael W. Phillips to the board at its regularly scheduled meeting on February 24, 2012.
Phillips is the founder and president of Investors' Actuarial Services, LLC, a consulting firm that provides actuarial services to institutional investors and is based in Timonium, Maryland. As an adjunct professor at the Notre Dame of Maryland University in Baltimore, Maryland, he teaches graduate-level finance classes. Phillips has significant insurance industry experience, including serving from 2005 to 2010 as vice president and sell-side equity analyst covering small- and mid-cap insurers in the Baltimore office of Stifel, Nicolaus & Co. Inc. (a full-service regional brokerage and investment banking firm headquartered in St. Louis, Missouri).
Phillips is also an actuary and an associate of the Casualty Actuarial Society (CAS). For more than 10 years, he was a reserving actuary for numerous insurance companies, including Zurich Insurance Group, the Travelers Insurance Corporation, and GMAC Reinsurance Corporation. Then, from 2002-2004, Phillips served as a consulting actuary at Milliman Inc., a preeminent international actuarial consulting firm.
United Fire Group, Inc.'s Board of Directors believes that Phillips' qualifications to serve as a director include his extensive knowledge of the insurance industry gained from his many years of working in and analyzing the industry. Phillips will stand for re-election at the company's annual stockholders' meeting on May 16, 2012.
The United Fire Group, Inc.'s Board of Directors is led by Chairman Jack B. Evans. The board must consist of not more than 15 and not less than nine directors. Three to four board members are elected or re-elected annually. With Phillips being named to the board, the size of the board is increased from 12 members to 13.
New officer appointment
West Coast Regional Office Branch Manager Ed Sullivan was appointed vice president of United Fire Group, Inc. by the Board of Directors at their scheduled meeting on February 24, 2012. Sullivan has over 25 years of experience in the insurance industry having held several underwriting and marketing management positions. He also has extensive knowledge of the California insurance industry. He started at United Fire Group in February 2012.

EXHIBIT 99.1

About United Fire Group, Inc.
Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc. is engaged in the business of writing property and casualty insurance and life insurance and selling annuities. Our company's net premiums written totaled $604.9 million for the year ended December 31, 2011, and our market capitalization was $514.7 million at December 31, 2011.
Through our subsidiaries, we are licensed as a property and casualty insurer in 43 states plus the District of Columbia, and we are represented by more than 1,300 independent agencies. Both the United Fire and Mercer Insurance Company pooled groups are rated "A" (Excellent) by A.M. Best Company.
United Life Insurance Company, is licensed in 33 states, and represented by more than 900 independent life agencies. A.M. Best Company has rated them "A-" (Excellent).
For more information about United Fire Group, Inc. visit www.unitedfiregroup.com.
Contacts:
Randy A. Ramlo, President/CEO or Dianne M. Lyons, Vice President/CFO, 319-399-5700
Disclosure of forward-looking statements
This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as "expect(s)," "anticipate(s)," "intend(s)," "plan(s)," "believe(s)," "continue(s)," "seek(s)," "estimate(s)," "goal(s)," "target(s)," "forecast(s)," "project(s)," "predict(s)," "should," "could," "may," "will continue," "might," "hope," "can" and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A "Risk Factors" of our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 1, 2011, and in our report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 7, 2011. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.